UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of stockholders on June 16, 2016. The following proposals were approved according to the following final voting results:

To elect the six (6) directors named in the proxy statement to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified:

Director Candidate	For	Withheld	Broker Non-Votes

Scott Gottlieb, M.D.	269,777	173,189	568,477
Robert E. Hoffman	269,614	173,352	568,477
R. Judd Jessup	238,987	203,979	568,477
Jeremy M. Jones	270,542	172,424	568,477
Mark McDonough	274,241	168,725	568,477
Lâle White	278,276	164,690	568,477

To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for 2016:

For	980,045
Against	25,744
Abstain	5,654
Broker Non-Votes	0

To approve an adjournment of the Annual Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve any of the proposals:

For	520,474
Against	488,867
Abstain	2,102
Broker Non-Votes	5,654

The following proposals were not approved according to the following final voting results:

To approve the amendment and restatement of the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock available for grant thereunder by 300,000 shares, from 200,000 shares to 500,000 shares, and to effect various other changes thereunder:

For	116,014
Against	209,098
Abstain	117,854
Broker Non-Votes	568,477

To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	142,535
Against	178,036
Abstain	122,395
Broker Non-Votes	568,477

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: June 21, 2016	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer